                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           Alcide Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               ALCIDE CORPORATION
                              8561 154TH AVENUE, NE
                            REDMOND, WASHINGTON 98052

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 12, 1999

                            -------------------------

To the Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alcide Corporation (the "Company") will be held at The University Club located at 1 West 54th Street, New York, NY on Tuesday, October 12, 1999 at 10:00 a.m.

      (1) To elect four directors of the Board of Directors for the ensuing year;

      (2) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending May 31, 2000; and

      (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has designated the close of business on September 13, 1999 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.


                                         By Order of the Board of Directors,



                                         John P. Richards
                                         EXECUTIVE VICE PRESIDENT
                                         SECRETARY
Redmond, Washington
September 13, 1999

                               ALCIDE CORPORATION
                              8561 154TH AVENUE, NE
                            REDMOND, WASHINGTON 98052

                            -------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 OCTOBER 12, 1999
                            -------------------------


      The accompanying proxy is being solicited on behalf of the Board of Directors of ALCIDE CORPORATION (the "Company"), for use at the Annual Meeting of Stockholders to be held at The University Club located at 1 West 54th Street, New York, NY, on Tuesday, October 12, 1999 at 10:00 a.m. local time and at any adjournment thereof. Each stockholder giving a proxy has the power to revoke the same by written notice to the Secretary of the Company at any time before it is voted. Furthermore, any stockholder giving a proxy may revoke the same prior to its use at the Annual Meeting by attending the meeting and voting in person. Subject to such revocation, properly executed proxies will be voted in the manner directed by such stockholder and, if no direction is made, will be voted in favor of Items 1 and 2, described in this Proxy Statement. All expenses in connection with the solicitation will be borne by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxies to beneficial owners of shares of the Company's common stock (the "Common Stock"). The Company has retained American Securities Transfer and Trust, Inc. to assist in the solicitation at a cost that is not expected to exceed $10,000 plus reasonable out-of-pocket expenses.

      This Proxy Statement and the accompanying form of proxy are being first mailed or given to the holders of the Company's Common Stock on or about September 13, 1999.

                                VOTING SECURITIES

      Only stockholders of record at the close of business on September 13, 1999 will be entitled to notice of, and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. At the election of directors, each holder of Common Stock (the "Common Stockholder(s)") may cumulate such Common Stockholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Common Stockholder's shares are entitled, or may distribute the Common Stockholder's votes on the same principle among as many nominees as the Common Stockholder sees fit.

      The four nominees who receive the greatest number of votes, present in person or by proxy at the Annual Meeting, will be elected directors. Abstentions from voting and broker nonvotes on the election of directors will have no impact on the outcome of this item since they have not been cast in favor of any nominee. The affirmative vote of holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the Annual Meeting, is required to ratify the selection of independent auditors. Abstention from voting on this matter will have the practical effect of voting against this proposal since shares are present at the meeting and entitled to vote but are not voting in favor of the proposal. Broker nonvotes will have no effect on the outcome of the proposal since they are not considered shares entitled to vote on the proposal.

      On August 1, 1999 there were 2,527,830 shares of Alcide Common Stock outstanding, net of Treasury Stock.

                SHARE OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership, as of August 1, 1999, of the Common Stock by (a) each person known by the Board of Directors to beneficially own more than 5% of the outstanding Common Stock; (b) each director and nominee for director; (c) each of the executive officers included in the Summary Compensation Table, and (d) all directors and executive officers as a group. Each of the named persons has sole voting and investment power with respect to the shares shown, except as stated below.


                                                                        COMMON STOCK
                                                ---------------------------------------------------------
                                                No. of Shares                               Percentage
Name                                             Common Stock                              Common Stock
------
Thomas L. Kempner                                       459,621   1                                18.2%
Loeb Partners Corp.
61 Broadway, 24th Floor
New York, NY  10006

Joseph A. Sasenick                                      103,080   2                                 4.1%

John P. Richards                                         51,800   3                                 2.0%

G. Kere Kemp, BVSc, MRCVS                                24,300   4                                 1.0%

William G. Spears                                        10,909   5                                 0.4%

Kenneth N. May, Ph.D.                                     6,755   6                                 0.3%
                                                         --------                                  -------
                       TOTAL                              656,465   7                                26.0%
                                                          =======                                   ======

------------
     1 201,946 shares of Common Stock are held by Loeb Investors Company V and 26,964 shares are held by Loeb Investors Company 105 for which entities Mr. Kempner serves as Managing Partner. 27,434 shares are held by Mr. Kempner individually. 163,770 shares are held in family trusts and other entities for which entities Mr. Kempner serves as either a trustee or has shared voting and dispositive power. Mr. Kempner disclaims any beneficial interest as to 274,504 shares of the above listed Common Stock.
    Also includes 39,507 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 1999. Of these, 4,275 options were granted to Mr. Kempner as director's fees and 35,232 options were granted to Loeb Partners Corporation for services rendered to the Company.

    2 Includes 83,080 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 1999, of which 24,000 options to purchase common stock have been transferred by Mr. Sasenick to trusts for his family for which Mr. Sasenick is trustee.

    3 Includes 44,300 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 1999.

    4 Includes 22,634 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 1999.

    5 Includes 8,269 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 1999.

    6 Includes 3,000 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 1999.

    7 Includes 180,790 shares issuable upon exercise of stock options that are exercisable within 60 days following August 1, 1999.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires directors, certain of the Company's officers and persons who own more than 10% of a registered class of the Company's securities, to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "Commission"). Directors, officers, and greater than 10% stockholders are required by the Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such reports it has received, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the previous fiscal year all filing requirements applicable to its directors, certain officers, or greater than 10% beneficial owners were complied with by such persons.

                         ITEM 1 - ELECTION OF DIRECTORS

      The Board of Directors presently consists of four members, all of whom are up for re-election to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. It is intended that the proxies received will be voted, unless directed otherwise, for the four nominees indicated below. However, should any nominee become unavailable or prove unable to serve for any reason, proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. The Board has not been informed that any of the nominees will not be available or will be unable to serve. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the meeting. Holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy to constitute a quorum for purposes of holding the meeting.

      Each person named as a nominee for director has advised the Company of his willingness to serve if elected. The age of each nominee as of June 1, 1999, his position with the Company, the year in which he first became a director of the Company, his business experience during the past five years and other directorships he holds are set forth below.


THOMAS L. KEMPNER, 61 Broadway, New York, NY  10006
      Age 72. Chairman of the Board of the Company; Director of the Company since 1983. Chairman and Chief Executive Officer of Loeb Partners Corporation, a private investment banking firm, since 1979. Presently serves on the Boards of Directors of Energy Research Corporation; IGENE Biotechnology, Inc.; Roper Starch Worldwide, Inc.; Intermagnetics General Corporation; Northwest Airlines, Inc. (Emeritus); CCC Information Services Group, Inc.; Evercel, Inc.; and Insight Communications Company, Inc.

JOSEPH A. SASENICK, 8561 154th Avenue, NE, Redmond, WA  98052
      Age 59. President and Chief Executive Officer of the Company since February 1992; Director of the Company since 1991; President and Chief Operating Officer of the Company from February 1991 to February 1992. Presently serves on the Executive Committee and Board of Directors of the Washington Biotechnology and Biomedical Association and on the Board of Directors of the Technology Alliance, a special program of the Greater Seattle Chamber of Commerce. Previously held senior management positions at Abbott Laboratories and The Gillette Company.

WILLIAM G. SPEARS, 45 Rockefeller Plaza, New York, NY  10111
      Age 61. Director of the Company since 1989. Chairman of Key Asset Management, the investment advisory subsidiary of KeyCorp, since 1996. Principal of W. G. Spears Grisanti & Brown LLC since July 1, 1999. Presently serves on the Board of Directors of United HealthCare Corp.; Avatar Holdings, Inc.; Chairman, HealthCare Chaplaincy Board of Trustees and Vice Chairman of Quinnipiac College Board of Trustees.

KENNETH N. MAY, PH.D., 203 McElwee Street, North Wilkesboro, NC  28659
      Age 68. Director of the Company since 1995. Retired in August, 1989 as Chairman, Chief Executive Officer and a director of Holly Farms Foods, Inc., completing 19 years with that company. Previously held positions as Professor of Poultry Science at Mississippi State University and the University of Georgia. Former technical advisor and consultant to the National Chicken Council on food safety matters; and serves on the Board of Directors of Embrex, Inc. Dr. May has been active in the Poultry Science Association and the National Chicken Council, and has served on various committees for the USDA.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

         MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board of Directors met three times during the fiscal year ended May 31, 1999 and held one telephonic meeting. Mr. Sasenick, Mr. Kempner and Dr. May participated in all four meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served. Mr. Spears participated in three meetings of the Board of Directors and all of the meetings held by committees of the Board of Directors on which he serves.

      The Company's Board of Directors has Audit and Compensation/Stock Option Committees. Pertinent information relating to each committee is as follows:

      The Audit Committee recommends to the Board of Directors the selection of the Company's independent public accountants and reviews with such accountants the scope and results of their audit, the scope and results of the Company's internal audit procedures, and the adequacy of the Company's system of internal control. In addition, the Committee approves non-audit professional services performed by the Company's independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by the independent public accountants. Audit Committee members during fiscal year 1999 were Thomas
L. Kempner, Chairman, and Kenneth N. May. The Committee held a discussion at a telephonic Board of Directors meeting one time during the past fiscal year.

      The Compensation/Stock Option Committee approves management contracts, changes in management compensation, management incentive awards and employee stock options. Committee members during fiscal year 1999 were Thomas L. Kempner, Chairman, and William G. Spears. The Committee met one time and held one telephonic meeting during the fiscal year.


                            COMPENSATION OF DIRECTORS

      For the fiscal year ended May 31, 1999, directors who do not also benefit from a consulting nor an employment agreement with the Company received $1,000 cash compensation per Board meeting attended, a $6,000 cash retainer and a grant of stock options having an aggregate exercise price of $25,000. In the past fiscal year, this compensation applied to Mr. William G. Spears. It did not apply to Mr. Thomas L. Kempner nor Dr. Kenneth N. May, each of whom has a consulting arrangement with the Company, nor to Mr. Joseph A. Sasenick, who received salary as an officer of the Company.

                              EXECUTIVE COMPENSATION

         The following table summarizes compensation earned in fiscal years ended May 31, 1999, 1998 and 1997 by the Chief Executive Officer and two other executive officers whose aggregate salary and bonus each exceeded $100,000 in the most recent fiscal year (the "Named Executive Officers").


                                                                                                        LONG-TERM COMPENSATION
                                                             FISCAL YEAR COMPENSATION                           AWARDS
                                                                                                            NUMBER OF SHARES
   NAME AND PRINCIPAL POSITION        YEAR             SALARY ($)                  BONUS ($)             UNDERLYING OPTIONS (#)
================================== ============ ========================== =========================== ===========================

JOSEPH A.SASENICK
    President/                        1999                218,796                   112,513                      5,000
    Chief Executive Officer           1998                207,608                   170,000                      5,000
                                      1997                197,722                   170,000                      5,000
JOHN P. RICHARDS
    Executive Vice President/         1999                141,885                    72,963                      4,000
    Chief Financial Officer           1998                134,627                    75,000                      4,000
                                      1997                128,209                    80,000                      4,000
G. KERE KEMP
    Executive Vice President/         1999                109,355                    56,250                      4,000
    Chief Scientific Officer          1998                 98,128                    75,000                      4,000
                                      1997                 91,720                    65,000                      4,000


OPTION GRANTS IN THE LAST FISCAL YEAR

The following table summarizes the Named Executive Officers' stock option grants during fiscal year 1999.


                                                            OPTIONS GRANTED IN FISCAL YEAR 1999
                             --------------------------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS (1)
                             ----------------------------------------------------------------
                                                                                                Potential Realizable Value
                               Number of       Percent of                                    at Assumed Annual Rates of Stock
                                Shares        Total Options      Exercise                           Price Appreciation
                              Underlying       Granted to          Price       Expiration           for Option Term(3)
         Name                   Options       Employees(2)       Per Share        Date            5%                10%
============================ ============== ================== ============== ============= ===================================

Joseph A. Sasenick               5,000             20%            $45.75          2008          $143,860         $364,569

John P. Richards                 4,000             16%            $45.75          2008          $115,088         $291,655

G. Kere Kemp                     4,000             16%            $45.75          2008          $115,088         $291,655


1 The options have terms of 10 years from the date of grant and become exercisable in equal annual installments over a period of five years. Upon the occurrence of certain corporation transactions, the exercisability of the options may be accelerated.

2 Based on an aggregate of 25,500 shares subject to options granted to employees during the fiscal year ended May 31, 1999.

3 The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall stock market conditions, as well as the option holders' continued employment during the vesting period. The amount reflected in this table may not necessarily be achieved.


OPTION YEAR-END VALUES TABLE

The following table provides information on option exercises during the last fiscal year by the Named Executive Officers and options outstanding at May 31, 1999.


                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                      ---------------------------------------------------------------------------------
                               SHARES           VALUE           NUMBER OF SHARES COVERED            VALUE OF UNEXERCISED
                             ACQUIRED ON       REALIZED      BY UNEXERCISED OPTIONS AT MAY          IN-THE-MONEY OPTIONS
          NAME              EXERCISE (#)        ($)(1)                31, 1999 (#)                 AT MAY 31, 1999 ($) (2)
========================== ================ =============== ================================= ==================================
                                                              EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                                             -------------    -------------    ------------     -------------
Joseph A. Sasenick              13,345         $75,066          78,080            16,000          $703,690                 $0

John P. Richards                     0              $0          39,900            13,600          $297,538                 $0

G. Kere Kemp                         0              $0          19,034            11,800         $  89,904                 $0


1 These amounts represent the aggregate number of options exercised, multiplied by the market price of the Common Stock at the time of exercise minus the exercise price for each option.

2 These amounts are based on the difference between the applicable option exercise price and the fair market value at fiscal year-end of $18.625.

                      REPORT OF THE COMPENSATION COMMITTEE

      Compensation programs at Alcide Corporation are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs support the goal of increasing stockholder value of the Company by achieving specific financial and strategic objectives.

      Executive compensation programs are designed to provide:

      - levels of base compensation competitive with comparable health care companies;

      - annual incentive compensation that correlates with the financial performance of the Company; and

      - long-term incentive compensation that focuses executive efforts on building stockholder value through meeting long-term financial and strategic goals.

      In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

BASE SALARY

      Base salary programs are consistent with comparable companies. Alcide's salary increase program is designed to reflect individual performance consistent with the Company's overall financial performance as well as competitive practice. Annual performance reviews and formal merit increase guidelines determine individual salary increases.

THE MANAGEMENT INCENTIVE PLAN

      The Management Incentive Plan is designed to reward management-level employees for their contributions to corporate and individual results. Each eligible employee's award is expressed as a percentage of the participant's base salary for the plan year.

      Individual performance is measured against objectives, which reflect what executives must accomplish in order for the Company to meet its annual operating plan and long-term growth plans. A participant's individual award may vary from zero to 100 percent. For fiscal year end 1999 the Committee approved bonuses for three participating employees.

STOCK OPTION PLAN

      The 1993 Stock Option Plan authorizes the granting of various stock-based incentive awards to key employees of the Company. The plan has been designed to:

      -  link the executive's financial success to that of the stockholders;

      -  encourage and create ownership and retention of the Company's stock;

      -  balance long-term with short-term decision making; and

      - focus attention on building stockholder value through meeting long-term financial and strategic goals.

COMMITTEE ACTIVITIES

      The following summarizes the Committee's activities:

      - approved the Merit Increase Guidelines, which set salary grades, ranges and increases;

      - reviewed and determined salary increases for each corporate officer based on performance;

      - determined fiscal 1999 management incentive awards based on assessment of executive performance against approved goals; and

      -  determined stock option awards to employees.

COMPENSATION OF THE PRESIDENT/CHIEF EXECUTIVE OFFICER

      The CEO received a salary increase of 5% effective September 1, 1999, and a bonus of $112,513 paid on July 22, 1999. Pursuant to the Management Incentive Plan, Mr. Sasenick was also awarded options to purchase 5,000 shares of the Company's Common Stock.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Company's Compensation Committee is an employee of the Company. Mr. Kempner is Chairman of the Board and an outside director and Mr. Spears is an outside director. There are no Compensation Committee interlocks between the Company and other entities involving Alcide executive officers or Alcide Board members who serve as executives of other entities.

                                              Compensation Committee
                                            Thomas L. Kempner, Chairman
                                                 William G. Spears

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the performance of the Company's Common Stock during the period May 31, 1994 through May 31, 1999 with the NASDAQ Stock Market Index for U.S. companies and the NASDAQ Stock Market Index for U.S. and foreign pharmaceutical stocks. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance depicted in the performance graph shown below is not necessarily indicative of future price performance.

              [GRAPHIC DATA]

                                             LEGEND

                                             05/1994    05/1995    05/1996   05/1997   05/1998   05/1999
                                             -------    -------    ------    -------   -------   --------
Alcide Corporation                           100.00      118.6      253.8    342.1      440.7     205.5
Nasdaq Stock Market (US Companies)           100.00      119.0      172.9    194.8      247.1     347.3
Nasdaq Pharmaceuticals Stocks                100.00      109.8      202.2    184.3      191.6     253.3
SIC 2830-2839 US & Foreign


                                   EMPLOYMENT AGREEMENTS

       JOSEPH A. SASENICK. Pursuant to an agreement entered into on February 4, 1991 and amended on February 4, 1992, February 4, 1993, February 4, 1994 and August 14, 1995, which can be terminated by the Company for cause and by Mr. Sasenick with 90-days' notice, Mr. Sasenick holds the position of President and Chief Executive Officer, receiving a salary of $220,614 per annum. In addition to the base salary, bonus compensation of 100% of base salary can be earned. The awarding of such bonus shall be at the absolute and sole discretion of the Board of Directors.

     JOHN P. RICHARDS. Pursuant to an agreement entered into on July 29, 1991 and revised January 1, 1993, January 1, 1994 and August 14, 1995, which will expire at the option of either party provided reasonable notice is given, Mr. Richards receives a salary of $143,065 per annum. In addition to base salary, bonus compensation of 100% of base salary can be earned. The awarding of such bonus is dependent on a level of corporate profitability and individual performance.

     G. KERE KEMP. Pursuant to a letter agreement entered into on March 1, 1998, which will expire at the option of either party provided reasonable notice is given, Dr. Kemp receives a salary of $110,250 per annum. In addition to base salary, bonus compensation of 100% of base salary can be earned. The awarding of such bonus is dependent on a level of corporate profitability and individual performance.

                              CERTAIN TRANSACTIONS
                             CONSULTING AGREEMENTS

     LOEB PARTNERS CORPORATION. During the fiscal year ended May 31, 1999, the Company paid Loeb Partners Corporation $60,000 in cash for executive and management services provided by Mr. Kempner and Mr. Norman N. Mintz. Mr. Kempner holds approximately 51% of the voting equity of Loeb Holding Corporation, of which Loeb Partners is a 100% wholly-owned operating subsidiary.

     The Company believes that the terms of its consulting agreement with Loeb are at least as favorable to the Company as could have been provided by unaffiliated third parties. The consulting agreement provides the Company with the sole option of paying Loeb either in cash or in stock options for executive services. Additionally, whenever an issue arose which, in the opinion of a majority of disinterested members of the Board of Directors, presented a potential conflict of interest between Loeb and the Company, Mr. Kempner abstained from voting on such issue.

     KENNETH N. MAY. During the fiscal year ended May 31, 1999, the Company paid Dr. Kenneth N. May 275 shares of Alcide Common Stock having an aggregate purchase price of $11,619, plus $18,381 cash for consulting services in the field of pathogen control on poultry and other food products.

     The Company believes that the terms of its consulting agreement with Dr. May are at least as favorable to the Company as could have been provided by unaffiliated third parties.

                       ROYALTY AND CONSOLIDATION AGREEMENT

     In May, 1999, the Company settled the lawsuit brought against it in February, 1996, by certain persons who were parties to the Royalty and Consolidation Agreement with the Company. The settlement amount paid to royalty rights holders who were plaintiffs in the lawsuit was $2,038,081. A proportionate payment of $174,431 was made to royalty rights holders who were not plaintiffs in the suit against Alcide. Loeb Partners Corporation was a nonplaintiff royalty rights holder and, as part of the settlement agreement, Loeb V received payment from Alcide of $67,542 and Loeb VIII received $2,667. Loeb Partners Corporation was also a limited partner of Old Hill Associates, a plaintiff in the suit against the Company and received $17,007 in royalty settlement payments through Old Hill Associates. The settlement relieves Alcide of all past and future obligations under the Royalty and Consolidation Agreement. All of the Company's decisions relating to payment of royalties, the lawsuit, and settlement thereof were made by disinterested members of the Board.

              ITEM 2 - RATIFICATION OF SELECTION OF ALCIDE AUDITORS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Arthur Andersen LLP as the Company's certified independent public accountants for the 2000 fiscal year. It is not expected that a representative from Arthur Andersen LLP will attend the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE AUDITORS.

                                  ANNUAL REPORT

     The annual report of the Company for the fiscal year ended May 31, 1999 including audited financial statements and all other information required to be included in the Company's annual report on Form 10-K, are being mailed concurrently to stockholders of record.

                             ITEM 3 - OTHER MATTERS

     The Board of Directors does not know of any business which will be presented at the meeting other than those matters set forth in the accompanying Notice of the Annual Meeting of Stockholders. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

     The 2000 Annual Meeting of Stockholders is presently scheduled to be held on October 17, 2000. Under rules promulgated by the Securities and Exchange Commission, stockholders who desire to submit proposals for inclusion in the Company's Proxy Statement of the Board of Directors to be utilized in connection with the 2000 Annual Meeting of Stockholders must submit such proposals to the Secretary of the Company no later than April 28, 2000. Alternatively, pursuant to the Commission rules that became effective on June 29, 1998, if the Company receives notice of stockholder proposals after July 17, 2000, then the persons named as proxies in such Proxy Statement and proxy will have discretionary authority to vote on such stockholder proposals, without discussion of the matters in the Proxy Statement and without such proposals appearing as separate items on the proxy card. Stockholder proposals should be directed to the Company's secretary, at the address of the Company set forth on the first page of this Proxy Statement.

                                                                        PROXY
                                ALCIDE CORPORATION
                      8561 154TH AVENUE NE, REDMOND, WA 98052
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF THE STOCKHOLDERS, OCTOBER 12, 1999

The undersigned hereby appoints John P. Richards and Norman N. Mintz as proxies each with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of the Stockholders of the Company to be held on October 12, 1999, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, which has been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.   Election of the Board's nominees for Directors.

                  (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

     / / FOR all nominees listed below       / / WITHHOLD AUTHORITY to vote
         (except as marked to the contrary       for all nominees listed below
         below)

Nominees:      Thomas L. Kempner, Joseph A. Sasenick, William G. Spears and
               Kenneth N. May, Ph.D.
INSTRUCTION:   To withhold authority to vote for any individual nominee
               listed above, write that nominee's name in the space provided below.

               ________________________________________________________________
                        (Continued and to be dated and signed on reverse side.)

2. Ratification of the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending May 31, 2000.

               (THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR")

                 FOR / /        AGAINST / /         ABSTAIN //

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.

If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature if held jointly

                                        Dated: ________________________________

                                        PLEASE MARK, SIGN, DATE, AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE ENCLOSED
                                        ENVELOPE